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                                                               EXHIBIT 21

                             MAJOR SUBSIDIARIES
                            (as of March 1, 1994)


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                                                          State or Country
                  Name                                    of Organization

New England Telephone and Telegraph Company                   New York
    Telesector Resources Group, Inc.*                         Delaware

New York Telephone Company                                    New York
    Empire City Subway Company (Limited)                      New York
    Telesector Resources Group, Inc.*                         Delaware

NYNEX Capital Funding Company                                 Delaware

NYNEX Credit Company                                          Delaware

NYNEX Government Affairs Company                              Delaware

NYNEX Information Resources Company                           Delaware

NYNEX Mobile Communications Company                           Delaware

NYNEX Science & Technology, Inc.                              Delaware

NYNEX Trade Finance Company                                   Delaware

NYNEX U.K. Telephone and Cable T.V. Holding Company Limited   England
    NYNEX CableComms Limited                                  England

NYNEX Venture Company                                         Delaware

NYNEX Worldwide Services Group, Inc.                          Delaware
    NYNEX Network Systems Company                             Delaware


  * Telesector Resources Group, Inc. is a wholly-owned subsidiary of New York Telephone Company and New England Telephone and Telegraph Company.

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